Share Purchase Agreement

This Share Purchase Agreement (this “Agreement”) is made and entered into on February 12, 2009 in Beijing, the People’s Republic of China (the “PRC”), by and among:

A.	Yinlong Industrial Co. Ltd., a company established and existing under the laws of the PRC (“Seller”);
Address: No.143 of Ge Xin Street, Nan Gang District, Harbin, China, 150000
Legal Representative: Mr. Yu Chang

B.
Tailong Holding Company Limited, a company established and existing under the laws of Hong Kong (“Buyer”); Address: Room 3F No.11 Building, Zhonghong International Business Garden, Future Business Center, Chaoyang North Road, Chaoyang District, Beijing, China 100024

Legal Representative: Mr. Yu Chang

C.	Pacific Dragon Fertilizer Co. Ltd., a company established and existing under the laws of the PRC (the “Company”).
Address: No.20 Dalian Road, Pingfang Industrial Development Zone, Harbin, China, 150000
Legal Representative: Mr. Yu Chang

Seller, Buyer and the Company shall be referred to individually as a “Party” or collectively as the “Parties”.

Witnesseth

Whereas, the Company is duly organized and existing under the laws of the PRC with the status of a legal person, (Business License No. H01679), with its registered address at No. 20 Dalian Road, Pingfang Industrial Development Zone, Harbin, China 150000.  The business scope of the Company is the manufacture and sale of organic liquid compound fertilizers and related agricultural products.

Whereas, Seller legally and beneficially holds 10% (ten percent) of the shares of stock in the Company (the “Company Shares”); and

Whereas, the Seller desires to sell the Company Shares to Buyer and Buyer desires to purchase the Company Shares from Seller;

Now, Therefore, in consideration of the premises and agreements set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1
Sale and Purchase of Equity.

1.1       Subject to the terms of this Agreement, Seller is legal and beneficial owner of the Company Shares and shall transfer and sell said Company Shares to the Buyer.  The Buyer shall acquire and purchase from the Seller the Company Shares, together with all rights attaching to them free and clear of all liens and all encumbrances.

1.2       Upon the completion of the registration proceeding and carrying out of the necessary formalities contemplated pursuant to Section 2.1 and 2.2 below, the Buyer shall pay to Seller $1,000,000.00 as consideration for the transfer hereby contemplated.

1.3       Should it be deemed necessary, the Parties may negotiate for additional terms and conditions in a supplemental agreement.

ARTICLE 2
Applications for Approval and Registration

2.1       In order to effectuate the sale of said Company Shares, the Parties hereby agree that the existing articles of association of the Company shall be amended to reflect the change effected by the sale of shares in the ownership of the Company.  Promptly after the execution of this Agreement, the Parties shall use all reasonable endeavors to execute appropriate documents to effectuate such changes.

2.2       Seller will assist the Company in filing and obtaining the approval for such transfer from the original approval authority of the Company and to complete the registration process with the original registration authority with the Buyer registered as the sole shareholder of the Company, and shall provide any assistance whenever necessary in such transfer.

2.3       Following the date hereof, each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by other Parties to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

ARTICLE 3
Fees and Expenses

Each Party shall pay its own costs incurred in connection with the preparation and negotiations of this Agreement, and shall pay all taxes payable by it in respect of the execution of this Agreement.

ARTICLE 4
Confidentiality

4.1       Each Party shall maintain confidential the fact that the Parties have executed this Agreement and the terms of this Agreement.

4.2       The obligations under this Article 4 shall survive the expiration or early termination of this Agreement and shall remain in effect for a period of one (1) year from the date of expiration or early termination.

ARTICLE 5
General Provisions

5.1       Unless the context requires otherwise, the following applies:  The plural of any defined term will have a meaning correlative to such defined term, and words denoting any gender will include all genders.  Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.  Expressions in the singular will include the plural and vice versa.

5.2       This Agreement is written in both English and Chinese.  Both versions are hereby deemed equally authentic.

5.3       This Agreement will be governed and construed in accordance with the laws of the PRC without regard to any conflicts of law principles.  Any and all disputes, controversies and conflicts between the Parties hereto in connection with this Agreement and the performance or non-performance of the obligations set forth herein which cannot be resolved by good faith negotiation shall be submitted to the people’s court located in the place of the Company.

5.4       Unless additional terms and conditions are deemed necessary and a supplemental agreement is executed, this Agreement constitute the entire understanding of the Parties with respect to the subject matter hereof.  If such supplemental agreement were entered into, said agreement would solely supplement and not supersede this Agreement.

5.5       Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Parties.

(a)      No failure or delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right power or privilege.

5.6       No Party may assign any of its rights or delegate any of its duties under this Agreement without first obtaining the written consent of all other Parties.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and its respective successors and assigns, and no other Person will have any right, benefit or obligation under this Agreement.

5.7       In the event that any provision of this Agreement, including any sentence, section or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions will remain in force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the Parties, and any invalid and unenforceable provisions will be deemed, without further action on the part of Parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

5.8       Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached.  Accordingly, each Party agrees that the other Parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled.

5.9       All notices or communications given under this Agreement by the Parties will be in writing and may be sent by facsimile, overnight or delivery, to the Parties at the following addresses:

To the Buyer:	Room 3F, No.11 Building, Zhonghong International Business Garden, Future Business Center, Chaoyang North Road, Chaoyang District, Beijing, China 100024

To the Seller:	No 143 of Ge Xin Street, Nan Gang District, Harbin, China 150000

To the Company:	No.20 Dalian Road, Pingfang Industrial Development Zone, Harbin, China 150000

Such notice or communication will be deemed to have been delivered on the date of receipt by the recipient.  The above addresses and facsimile numbers may be changed by the addressee by written notice to the other Parties.

5.10     This Agreement shall become effective upon approval by the original approval authority and shall be submitted to the original registration authority for the change of registration.

[Signatures Appear on the Following Pages]

In Witness Thereof, the Parties have executed and signed this Agreement as of the date first above written.

Seller:	Yinlong Industrial Co. Ltd.

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

Signature Page of Seller

In Witness Thereof, the Parties have executed and signed this Agreement as of the date first above written.

Buyer:	Tailong Holding Company Limited

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

Signature Page of Buyer

In Witness Thereof, the Parties have executed and signed this Agreement as of the date first above written.

Company:	Pacific Dragon Fertilizer Co. Ltd.

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

Signature Page of the Company